EXHIBIT 32.1

Certification by Philip S. Bligh
pursuant to
18 U.S.C Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350

          Solely for the purposes of complying with 18 U.S.C. [section] 1350, I, the undersigned Chief Executive Officer of Inforte Corp. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Inforte Corp.

	By:	/s/ Philip S. Bligh

March 12, 2004		Philip S. Bligh,
Chief Executive Officer

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